EXHIBIT 21
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                            FRANKLIN RESOURCES, INC.
                              LIST OF SUBSIDIARIES
                                                                            State or Nation of
Name                                                                        Incorporation
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
Continental Property Management Company                                     California
FCC Receivables Corporation                                                 Delaware
FTCI (Cayman) Ltd.                                                          Cayman Islands
FTI-Banque Fiduciary Trust                                                  Switzerland
FTI Institutional, LLC                                                      Delaware
Fiduciary Financial Services Corp.                                          New York
Fiduciary International, Inc.                                               New York
Fiduciary International Holding, Inc.                                       New York
Fiduciary International Ireland Limited                                     Ireland
Fiduciary Investment Corporation                                            New York
Fiduciary Investment Management International, Inc.                         Delaware
Fiduciary Tax Services, Inc.                                                New York
Fiduciary Trust (International) S.A.                                        Switzerland
Fiduciary Trust Company International                                       New York
Fiduciary Trust International Asia Limited                                  Hong Kong
Fiduciary Trust International Australia Limited                             Australia
Fiduciary Trust International Investment Management, Inc.                   Japan
Fiduciary Trust International Limited                                       England
Fiduciary Trust International of California                                 California
Fiduciary Trust International of Delaware                                   Delaware
Fiduciary Trust International of the South                                  Florida
Franklin Advisers, Inc.                                                     California
Franklin Advisory Services, LLC                                             Delaware
Franklin Agency, Inc.                                                       California
Franklin Capital Corporation                                                Utah
Franklin Investment Advisory Services, Inc.                                 Delaware
Franklin Mutual Advisers, LLC                                               Delaware
Franklin Private Client Group, Inc.                                         California
Franklin Properties, Inc.                                                   California
Franklin Receivables LLC                                                    Delaware
Franklin Templeton Asset Strategies, LLC                                    Delaware
Franklin Templeton Asset Management S.A.                                    France
Franklin Templeton Bank & Trust, F.S.B.                                     United States
Franklin Templeton Companies, LLC                                           Delaware
Franklin Templeton France S.A.                                              France
Franklin Templeton Global Investors Limited                                 United Kingdom
Franklin Templeton Holding Limited                                          Mauritius
Franklin Templeton International Services S.A.                              Luxembourg
Franklin Templeton Investment Management Limited                            United Kingdom
Franklin Templeton Investment Services GmbH                                 Germany
Franklin Templeton Investment Trust Management Co., Ltd.                    Korea
Franklin Templeton Investments (Asia) Limited                               Hong Kong

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Franklin Templeton Investments Australia Limited                            Australia
Franklin Templeton Investments Corp.                                        Canada
Franklin Templeton Investments Japan Limited                                Japan
Franklin Templeton Investor Services, LLC                                   Delaware
Franklin Templeton Italia SIM S.p.A.                                        Italy
Franklin Templeton Management Luxembourg SA                                 Luxembourg
Franklin Templeton NIB Asset Management (Proprietary) Limited               South Africa
Franklin Templeton NIB Investments Limited                                  South Africa
Franklin Templeton NIB Management Company Limited                           South Africa
Franklin Templeton Services, LLC                                            Delaware
Franklin Templeton Services Limited                                         Ireland
Franklin/Templeton Distributors, Inc.                                       New York
Franklin/Templeton Securities Investment Consulting (SinoAm) Inc.           Taiwan
Franklin/Templeton Travel, Inc.                                             California
FS Capital Group                                                            California
FS Properties, Inc.                                                         California
Happy Dragon Holdings Limited                                               British Virgin Islands
ITI Capital Markets Limited                                                 India
Pioneer ITI AMC Limited                                                     India
Pioneer ITI Mutual Fund Private Limited                                     India
Property Resources, Inc.                                                    California
Templeton (Switzerland) Ltd.                                                Switzerland
Templeton Asian Direct Investments Limited                                  Hong Kong
Templeton Asset Management (India) Private Limited                          India
Templeton Asset Management (Labuan) Limited                                 Malaysia
Templeton Asset Management Ltd.                                             Singapore
Templeton Capital Advisors Ltd.                                             Bahamas
Templeton China Research Limited                                            Hong Kong
Templeton do Brasil Ltda.                                                   Brazil
Templeton Franklin Global Distributors, Ltd.                                Bermuda
Templeton Funds Annuity Company                                             Florida
Templeton Global Advisors Limited                                           Bahamas
Templeton Global Holdings Ltd.                                              Bahamas
Templeton Heritage Limited                                                  Canada
Templeton International, Inc.                                               Delaware
Templeton Investment Counsel, LLC                                           Delaware
Templeton Research and Management Venezuela, C.A.                           Venezuela
Templeton Research Poland SP.z.o.o.                                         Poland
Templeton Restructured Investments, L.L.C.                                  Delaware
Templeton Trust Services Private Limited                                    India
Templeton Worldwide, Inc.                                                   Delaware
Templeton/Franklin Investment Services, Inc.                                Delaware
TRFI Investments Limited                                                    Cyprus

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*All  subsidiaries  currently  do business  principally  under their  respective corporate name except as follows: Templeton/Franklin Investment Services, Inc. operates as Templeton Private Client Group; Franklin Private Client Group, Inc. conducts business as Private Client Group. Some Templeton subsidiaries also occasionally use the name Templeton Worldwide.